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                                                                    Exhibit 10.3

                           SOFTWARE LICENSE AGREEMENT

                                     BETWEEN

                              CEC TELECOM CO., LTD.

                                       AND

                    MOBILESOFT TECHNOLOGY (NANJING) CO., LTD.

                                  (TRANSLATION)

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                                TABLE OF CONTENTS

                                                                           Page
                                                                          Number
                                                                          ------
Article 1  Definitions.................................................      1
Article 2  Grant of License............................................      3
Article 3  Intellectual Property Rights................................      3
Article 4  Confidentiality Obligations.................................      4
Article 5  Representations, Warranties and Covenants of Party A........      6
Article 6  Representations, Warranties and Covenants of Party B........      6
Article 7  Notices.....................................................      7
Article 8  Effectiveness and Termination of Agreement..................      8
Article 9  Liability for Breach of Agreement...........................      9
Article 10 Force Majeure...............................................      9
Article 11 Governing Law...............................................     10
Article 12 Dispute Resolution..........................................     10
Article 13 Miscellaneous...............................................     10

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                           SOFTWARE LICENSE AGREEMENT

This Software License Agreement (this "Agreement") is entered into in _________, the People's Republic of China (the "PRC") on [September _______, 2005] by and between CEC Telecom Co., Ltd. ("Party A"), with its address being at Floor 10, China Electronics and Information Building, 6 Zhongguancun South Street, Haidian District, Beijing, and its legal representative being Wu Zhiyang, and MobileSoft Technology (Nanjing) Co., Ltd., with its address being at Floors 15-18, Minfang Building, 189 Guangzhou Road, Nanjing, 210009, and its legal representative being Jeanne M. Seeley. Party A and Party B are hereinafter collectively referred to as the "Parties".

Whereas, Party B has developed relevant software to be used to operate such functions on the mobile phones (each an "MP" and collectively "MPs") as mMMS, mWapBrowser, WapStack1.2.1 or WapStack 2.0 ("Party B's Software", as further defined herein below) and is the owner of Party B's Software and the intellectual property rights therein.

Whereas, Party A has adopted certain MP products developed and designed by third parties or independently developed by Party A based on SkyWorks, Philips and Ti MP hardware platforms (not limited to such three kinds of platforms, subject to further consultations between the relevant parties based on the actual situation).

Whereas, Party A desires to use Party B's Software in the foregoing MP products developed and designed by third parties and sold under Party A's owned brand "CECT" (the "Licensed Products") and is willing to pay Party B software licensing royalties ("Royalties").

NOW, THEREFORE, after friendly consultations and pursuant to the Contract Law of the PRC and other relevant PRC laws and regulations, Party A and Party B hereby reach agreement as follows:

                              ARTICLE 1 DEFINITIONS

In order to avoid any doubt, unless otherwise defined in other places herein, the following terms shall have the meanings ascribed thereto below:

1.1 "Party B's Software" means the application software developed and owned by Party B which is used to operate such functions on the MPs as receipt and delivery of mobile multimedia messages and mWapBrowser, in particular, mMMS, mWapBrowser and WapStack 1.2; and if Party A intends to obtain Party B's license with respect to any software owned by or licensed to Party B other than Party B's Software, the Parties shall execute separate supplemental licensing provisions.

1.2 "Technical Documentation" means all the know-how, experiences, drawings, requirement specifications, design specifications, encoding rule specifications, source codes, testing directions, and other technical materials and information in which the copyrights are owned by Party B and which are related to Party B's Software, that are owned by Party B, related to Party B's Software and are of reasonable commercial interests to Party B.

1.3 "IMEI No." means the International Mobile Equipment Identity ("IMEI") Number issued by a neutral issuing agency authorized by the GSM Alliance ("the Notify Body")


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based on the Testing Report of the FTA Certification Lab which is used to identify an MP and shall be unique throughout the world.

1.4 "Delivery Quantity" means the sum of the quantity of the Licensed Products supplied to Party A's agents by Party A (including both the products sold to end users and the products not yet sold to end users) and the quantity of the Licensed Products directly sold to end users by Party A or its affiliates.

1.5 "Improvement" means any enhancement of, or modification or amendment to any part of Party B's Software at any version, or any work performed to increase the scope of use, functions or any other features of Party B's Software.

1.6 "Derivative Work" means any technology or work product relating to Party B's Software, developed or obtained by the Parties in connection with the performance of this Agreement, including without limitation to:

(i) with respect to any content covered under any copyright interests or granted copyright, any translation (including the translation into any other computer language), modification, correction, addition, extension, upgrade, improvement, compilation or abridgement thereof, or any work in any other form that has been remanufactured or converted or adapted from any existing work product;

(ii) with respect to any content covered under any patent application or granted patent, any improvement thereto; and

(iii) with respect to any content under the protection as a trade secret, any new content developed from the existing trade secret, including any new content that is entitled to the protection as copyright, patent and/or trade secret.

1.7 "Confidential Information" means any and all the proprietary or confidential information, data, Technical Documentation, trade secrets or know-how that may be provided by either Party to the other in written, oral, physical or digital electronic form in connection with the performance of this Agreement, including but not limited to, software, inventions, processes, formulae, technologies, designs, patterns, database, computer programs, IP developments, business plans, information about market situation, marketing, financial budgets and business, business cooperation, commercial transactions, research materials, products and product plans, services, customer information and customer lists. The Parties hereby acknowledge and confirm that the foregoing confidential information is owned by the disclosing Party, not publicly available and can bring economic interests to the disclosing Party and is of value and that the disclosing Party has taken appropriate actions to protect such information and data.

1.8 "Intellectual Property Rights" means all rights in any intellectual property in any jurisdiction, including patent, trademark, copyright, proprietary technique, trade secret, service mark, trade name, design, good will and know-how, including the right to apply for the same, whether recordable, recorded, registered or granted.

1.9 "Affiliate" means, with respect to either Party, a person which is controlled by, or controls, or is under common control with such Party, whether directly or indirectly, in each case, through the ownership of 50% or more of the equity interest. For purposes of this definition, a "person" refers to an individual, corporation, partnership, joint venture,


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enterprise, association, joint venture company, joint stock company, limited liability company or legal person.

                           ARTICLE 2 GRANT OF LICENSE

2.1 Subject to the terms and conditions in this Agreement, Party B hereby grants Party A a nonexclusive, nonsolely occupied and non-transferable license to use Party B's Software within the term of this Agreement in accordance with this Agreement (the "License"). Party B shall have the full right to grant any third party a license to use Party B's Software and may use Party B's Software for its own benefit at any time out of its own need, in each case, with no need to obtain the consent from Party A or give notice to Party A.

2.2 Without written authorization or consent from Party B, Party A may not license, or grant a license to, or permit any third party, to use or have any right in Party B's Software.

2.3 If requested by Party A, Party B may provide Party A with such services as technical support and training, which shall be subject to further consultations (including as to the scope of services and fees) and written agreement between the Parties.

2.4 After the effectiveness of this Agreement, if Party B or an Affiliate thereof has improved or upgraded Party B's Software or developed a new version thereof, the authorized use of such Improvement, upgrade or new version and the payment for such use shall be subject to further consultations and written agreement between the Parties.

                     ARTICLE 3 INTELLECTUAL PROPERTY RIGHTS

3.1 The Parties hereby acknowledge that Party B shall have the good and exclusive ownership of the Intellectual Property Rights in, Party B's Software at whichever version and any Improvement thereto, any work product developed, generated or obtained by either Party in connection with the performance of this Agreement within the term of this Agreement, irrespective of the form or media in which it is expressed or saved, including but not limited to the Derivative Work thereof, and the Technical Documentation and the Confidential Information related thereto, and have the right to use such Intellectual Property Rights all over the world, including the PRC, the right to apply to the relevant authorities for the recording or registration of or a grant of a right with respect to such Intellectual Property Rights in any other jurisdiction, and the right to make any amendment or Improvement in any form to the foregoing software, Improvement, work product, Technical Information and Confidential Information of Party B. Party A hereby further acknowledge that in no case shall Party A or any third party have the ownership of or Intellectual Property Rights in any of the foregoing Party B's Software, Improvement, Derivative Work or relevant Technical Documentation or Confidential Information, including such right as to apply for, record, register or license the same.

3.2 Party A shall endeavor to take necessary actions to protect Party B's Software from infringement and promptly notify in writing Party B of any infringement upon Party B's Software or any challenge from any person to Party A's use right with respect to Party B's Software as contemplated hereunder or any claim of ownership on Party B's Software upon its discovery of the same, and cooperate with Party B in the handling of such infringement, challenge or claim.


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3.3 Party B undertakes that it has the legal title to and Intellectual Property
Rights in Party B's Software and it has the right to provide Party A with relevant Party B's Software and the Technical Documentation thereof and grant a use right to Party A with respect to Party B's Software as contemplated hereunder. Party B's Software and the Technical Documentation delivered to Party A hereunder shall not constitute any infringement upon or impediment to any rights or interests of any third party. Party B shall be responsible for defending against or handling any liability, dispute, action or claim resulting from any dispute with any third party due to Party B's delivery of any software or Technical Documentation and shall indemnify Party A against any direct economic loss caused thereby, including the damages determined in the final judgment, decree or award or agreed by Party B in a written agreement. In order to be indemnified by Party B as above, Party A shall promptly notify Party B of and assist Party B to handle the relevant liability, dispute, action or claim. However, if such liability, dispute, action or claim is caused by the improper use of or unauthorized amendment to Party B's Software by either Party A or any third party, Party B shall not be responsible for handling the same or indemnifying Party A against the same.

3.4 Each Party agrees and confirms that any document, data and relevant equipment furnished or delivered to it by the other Party may only be used to effectuate the foregoing purposes and the furnishing Party shall retain the ownership of and the Intellectual Property Rights in the technical secrets, Technical Documentation and any other information contained in such document and data. Nothing in this Agreement may be interpreted as the assignment to the other Party from the furnishing Party of its Intellectual Property Rights in such document or data, but only a permission to the other Party to use such document, data and relevant equipment.

3.5 This Article shall survive the expiration or termination of this Agreement for whatever reason.

                      ARTICLE 4 CONFIDENTIALITY OBLIGATIONS

4.1 The Parties hereby agree and warrant that within and after the term of this Agreement, unless otherwise required for the performance of this Agreement or otherwise provided herein, each Party shall not, and shall cause its employees and service providers not, disclose to any third party any provision or content of this Agreement or any content of any agreement, document, correspondence or notice between the Parties in connection with the execution of this Agreement, or permit the disclosure of any such provision or content in any leaflets, literatures, or professional prints or any other media, vehicle or occasion.

4.2 The Parties hereby agree and warrant that any Confidential Information and Technical Documentation provided or disclosed by either Party to the other shall be used only for the purposes and uses contemplated hereunder. The Party receiving any data or information (in such case the "Receiving Party") from the other Party may not use any Confidential Information or Technical Documentation for any unfair competition.

4.3 The Parties hereby agree and warrant that within and after the term of this Agreement the Receiving Party shall take all necessary and reasonable actions to keep the confidentiality of and properly maintain, all the Confidential Information and Technical Documentation furnished or disclosed to it by the other Party (the "Disclosing Party"), and without the prior written consent of the Disclosing Party, unless otherwise required for the performance of this Agreement, shall not for any purpose, disclose or divulge to any person irrelevant to this Agreement or any third party, any Confidential Information, Technical Documentation or any


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technical secret or data involved herein, or use the same for any purpose other than those provided herein.

4.4 Notwithstanding the foregoing, the Parties hereby confirm that if the Receiving Party is required by any law, any competent court, arbitral body or any other governmental authority that has jurisdiction over it to disclose the above-mentioned Confidential Information or Technical Documentation, the Receiving Party may make such disclosure; provided however that, such disclosure shall be limited to the scope and subject matter so required and subject to prior written notice to the Disclosing Party.

4.5 The above restrictions shall not apply to the following data:

     (a) any data or information that is disclosed to the Receiving Party by any third party without breach of any confidentiality obligations hereunder;

     (b) any information or data that is or becomes publicly known prior to being disclosed to the Receiving Party not as a result of any action or inaction of the Receiving Party;

     (c) any information or data that is or becomes known to the Receiving Party prior to the provision of the same by the Disclosing Party and can be located in any document or record of the Receiving Party dated earlier than the disclosure;

     (d) any data or information that is independently developed by the Receiving Party without reference to any data or information provided by the Disclosing Party as demonstrated by any document or any other strong evidence of the Receiving Party; and

     (e) any data or information that is published upon the written approval of the Disclosing Party.

4.6 All the Confidential Information provided to one Party by the other hereunder shall be expressly marked as "Confidential" in writing and any Confidential Information that is disclosed in oral or visual form for the first time shall be marked as "Confidential" in writing and notified to the other Party of such fact within thirty (30) days as of such first disclosure.

4.7 The Parties hereby agree and warrant that any Technical Documentation furnished by one Party to the other shall be the exclusive property of the furnishing Party, and, upon the termination of this Agreement for whatever reason, the Receiving Party shall (i) immediately return to the Disclosing Party or any entity or individual designated thereby or (ii) at the request of the Disclosing Party, completely destroy any and all the materials, documents and disks related to any Confidential Information or Technical Documentation furnished or disclosed by the Disclosing Party and any other vehicle on which any of the foregoing is saved, that are in the possession or control of the Receiving Party (the "Information"); and that unless otherwise provided herein, any content of the Information shall be trade secret and the Receiving Party may not reproduce any Information on any vehicle or retain any reproduction of any Information; and further, upon the performance of the foregoing actions, the Receiving Party shall deliver to the Disclosing Party a written certificate that all the relevant Information has been returned or destroyed and none of the Receiving Party or any of its current or former investors, directors, officers, employees, agents, consultants or other representatives, or any of its supervising authorities (if any) or affiliated companies or


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agencies or units holds any such trade secret or any other Information containing any such trade secret.

4.8 The Receiving Party shall, upon the expiration of this Agreement or at any time upon the request of the Disclosing Party, return all or any portion of the Confidential Information of the Disclosing Party and may not retain any vehicle related to any Confidential Information without the consent of the Disclosing Party.

4.9 The Parties hereby recognize and acknowledge that any Confidential Information and Technical Document owned by either Party are unique and confidential data and information and any disclosure by either Party to any third party of any such information or data without the consent from the Disclosing Party will seriously damage the business or other interests of the Party owning such data and information. In case of a breach or threatened breach of any confidentiality obligations herein by either Party, the other Party shall have the right to take any legal actions or any other lawful measures to protect its own legal interests, including but not limited to, preventing by any lawful means, or requesting the breaching Party to cease, such breach, early terminating this Agreement or requesting the breaching Party to indemnify it against all the direct economic loss caused by such breach.

4.10 Obligations set forth in this Article shall survive the expiration or termination of this Agreement for whatever reason.

         ARTICLE 5 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTY A

5.1 Party A is a company duly established and validly existing under the laws of the PRC and is in good standing and has obtained all the valid authorizations for its execution and performance of this Agreement. The execution and performance of this Agreement by Party A will not conflict with Party A's bylaws or documents of similar nature, applicable laws, or any contract/agreement or commitment between Party A and any third party, or any other document or provision binding upon Party A.

5.2 At the execution of this Agreement, there is not any action or administrative proceeding pending before any governmental or judicial authority, against Party A or involving Party A's assets or business that may materially endanger or have an adverse effect on Party A's ability to perform this Agreement.

5.3 Party A hereby agrees that after one week as of the formal launch of one model of MPs using Party B's Software, including such product as Party A's brand name MPs, OEM MPs or ODM MPs, it shall notify Party B in writing of the actual model of such MPs and at the same time Party B shall provide Party A with use instructions. After confirmation by Party A of such use instructions, Party A shall lend Party B one MP equipped with complete and stable software and hardware functions for Party B to provide follow-up technical support services for Party B's Software installed in such model of MPs.

5.4 Party A hereby agrees that Party B may publicize in any manner the fact that Party A has adopted Party B's Software in the Licensed Products.

         ARTICLE 6 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTY B

6.1 Party B is a company duly established and validly existing under the laws of the PRC and is in good standing and has obtained all the valid authorizations for its execution and


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performance of this Agreement. The execution and performance of this Agreement by Party B will not conflict with Party B's bylaws or documents of similar nature, applicable laws, or any contract/agreement or commitment between Party B and any third party, or any other document or provision binding upon Party B.

6.2 At the execution of this Agreement, there is not any action or administrative proceeding pending before any governmental or judicial authority, against Party B or involving Party B's assets or business that may materially endanger or have an adverse effect on Party B's ability to perform this Agreement.

6.3 Party A hereby expressly acknowledges and agrees that (i) Party B does not warrant that Party B's Software hereunder [or services (including technical support or training)] is [are] fit for any particular purpose not disclosed by Party A, (ii) Party B does not warrant that Party B's Software is free from any defect or all the defects in Party B's Software will be cured immediately, or
(iii) to the extent permitted by applicable laws and regulations, any representations or warranties not made herein by Party B, whether expressly or impliedly, are hereby disclaimed by Party B.

                                ARTICLE 7 NOTICES

7.1 The Parties hereby confirm that any document or information in connection with this Agreement as well as any communication between the Parties shall be delivered to the Party to which the same is addressed by personal delivery, express mail service, registered mail, fax or email at the address set forth below:

If to Party A:

CEC TELECOM CO., LTD.

Floor 10, China Electronics and Information Building
6 Zhongguancun South Street, Haidian District, Beijing
Attention:   _________________
Postal Code: _________________
Telephone:   _________________
Fax:         _________________
Email:       _________________

If to Party B:

MOBILESOFT TECHNOLOGY (NANJING) CO., LTD.

Floors 15-18, Minfang Building, 189 Guangzhou Road, Nanjing
Attention:   _________________
Postal Code: 210009
Telephone:   _________________
Fax:         _________________
Email:       _________________

7.2 Any document, information, notice or demand shall be deemed to have been made, (a) upon delivery, if delivered by fax as evidenced by the transmission report, (b) upon delivery,


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if sent by email, (c) seven (7) days as from delivery, if delivered by express mail services or registered mail (with postage paid fully), or (d) upon acknowledgement of receipt, if delivered by person.

7.3 In case of a change to the address or means of contact of either Party, it shall notify the other Party in writing as set forth above seven (7) days prior to the use of such new address or means of contact.

              ARTICLE 8 EFFECTIVENESS AND TERMINATION OF AGREEMENT

8.1 This Agreement shall take effect upon being affixed with the signature of the authorized representative and the company seal of, each of Party A and Party
B. The Agreement shall be in effect for 2 years, unless in the case of early termination or extension. Subject to Party A's written application for extension and Party B's written approval thereto one month prior to the expiration of the effective term of this Agreement, this Agreement may be extended accordingly. The term of such extension and the rate of the Royalties, technical support fees and training fees during such extension shall be redetermined by the Parties then subject to further negotiations.

8.2 Either Party shall have the right to choose to forthwith terminate this Agreement if such Party has sufficient firm evidence that:

(a) the other Party is unable to perform any of its material obligations hereunder;

(b) the operating status of the other Party is deteriorating seriously, including the commencement of bankruptcy, liquidation or dissolution proceedings against the other Party; or

(c) the other Party fails to pay any of the [project research and development fees, Royalties, technical support and maintenance fees or training fees] pursuant to this Agreement and has been more than three months in arrears with the payment of the same.

The Party that intends to terminate this Agreement based on any of the foregoing reasons (the "Terminating Party") shall promptly notify the other Party of its intention in writing. Where the non-terminating party provides an economic guarantee in favor of the Terminating Party that is acceptable to the Terminating Party, the Terminating Party shall resume its performance of this Agreement. Where the term of such economic guarantee expires prior to the non-terminating Party's resumption of its ability for the performance of this Agreement within the reasonable period of time allowed for it, the Terminating Party may terminate this Agreement upon the expiration of such economic guarantee.

8.3 This Agreement may be terminated by mutual agreement between the Parties.

8.4 Either Party may terminate this Agreement by written notice to the other Party if

(a) either Party has breached this Agreement so that the purposes of this Agreement are rendered unable to be effectuated and the breaching Party fails to cure such breach within thirty (30) days as of its receipt of a written notice from the other Party;

(b) either Party has transferred its rights, obligations or property under this Agreement to any third party other than its Affiliate without the prior written consent of the other Party;


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(c) a force majeure event has occurred so that the purposes of this Agreement are rendered unable to be effectuated or the performance of this Agreement is rendered impossible;

(d) either Party has discovered that any representation or warranty by the other Party hereunder is false in any aspect and even after such Party has pointed out the same the other Party fails to cure the same accordingly pursuant to the requirements of such Party; or

(e) any other circumstance specified herein upon the occurrence of which this Agreement may be terminated or cancelled.

8.5 Upon any termination of this Agreement as provided herein, Party B shall reserve its right to terminate, at its sole discretion, the license granted to Party A to use Party B's Software in any of its Party A's MPs, including but not limited to, any of Party A's MPs manufactured prior to such termination.

                   ARTICLE 9 LIABILITY FOR BREACH OF AGREEMENT

9.1 In case Party A fails to pay Party B any Royalties in accordance with
Article 1.6 of Appendix 1 hereto, in addition to immediately paying Party B such Royalties, Party A shall also pay Party B liquidated damages equal to 0.5% of the Royalties for each day beginning from the day immediately after the date on which such Royalties fall due; provided however that, the liquidated damages in aggregate may not exceed 10% of the Royalties payable.

9.2 In case either Party fails to perform any of its obligations hereunder or its performance of any of its obligations hereunder fails to satisfy the requirements of this Agreement, or any of its statements, representations, warranties is false or inaccurate, such Party shall be deemed to have breached this Agreement and the non-breaching Party shall have the right to have the breaching Party perform its obligations and indemnify the non-breaching Party against the loss caused by such breach. To the extent permitted by applicable laws and regulations, the breaching Party shall be liable only for the direct loss or damage suffered by the non-breaching Party and not for any indirect, incidental, special or punitive loss or damage suffered by the non-breaching Party, including but not limited to, loss of profit or good will or any other intangible property, and the indemnity shall not exceed the total amount of the Royalties paid by Party A hereunder.

                            ARTICLE 10 FORCE MAJEURE

10.1 "Force Majeure" means an earthquake, typhoon, epidemic, flood, windstorm, tide or any other act of god, war, riot, unforeseeable economic disaster, or any interruption or impediment in transportation or any other facilities, or any other event that is unforeseeable or unavoidable by or beyond the control of either Party or is agreed by both Parties as an event of exemption, including any change in any PRC law that will have a material effect on the performance of this Agreement.

10.2 The Party encountering the Force Majeure shall notify the other Party of the occurrence of such Force Majeure in writing, and shall within fifteen (15) days, provide the other Party with the details of such Force Majeure, relevant certificates issued by the relevant authorities and a report on its inability to perform its obligations hereunder, whether in whole or in part, and its reasons for the need to extend its performance of this Agreement, and shall take all steps possible to mitigate losses caused by such Force Majeure. In the case of a


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Force Majeure event, neither Party shall be liable for any damage suffered by or any increase in expenses and losses incurred by the other Party caused by the inability of either Party to perform this Agreement or the delay by either Party in its performance of this Agreement. The Party claiming the occurrence of a Force Majeure event shall take appropriate actions to mitigate or eliminate the impact of such Force Majeure event and endeavor to resume its performance of its obligations hereunder affected by such Force Majeure event within the shortest period possible.

10.3 Upon the occurrence of a Force Majeure event, Party A and Party B shall consult with each other to find a reasonable solution and shall make all efforts to mitigate the consequence of such Force Majeure event.

10.4 Where either Party is rendered unable to perform any of its obligations hereunder for thirty (30) consecutive days due to the occurrence of such Force Majeure event, either Party may terminate this Agreement.

                            ARTICLE 11 GOVERNING LAW

11.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

                          ARTICLE 12 DISPUTE RESOLUTION

12.1 Any dispute arising from or in connection with this Agreement shall be resolved by the Parties through good faith negotiations. In case any dispute fails to be so resolved within sixty (60) days as of the delivery by either Party of a request for such negotiations, either Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the then effective arbitration rules of such Commission. An arbitral award by such Commission shall be final and binding upon both Parties. Both Parties hereby ensure that such a final arbitral award shall be enforced without any delay.

12.2 Unless otherwise agreed between the Parties, any court shall not have jurisdiction over any dispute hereunder.

12.3 During the period when any dispute between the Parties is under arbitration, each of Party A and Party B shall continue with the performance of its respective obligations and responsibilities hereunder other than the matter in dispute.

                            ARTICLE 13 MISCELLANEOUS

13.1 Any amendment or modification to this Agreement shall be subject to the friendly negotiations between the Parties and shall not take effect unless the Parties have executed a written agreement with respect thereto.

13.2 In case any provision in this Agreement is held illegal, invalid or unenforceable, the legality, validity or enforceability of the remaining provisions herein shall not be affected or prejudiced in any aspect thereby.

13.3 Unless otherwise agreed between the Parties or expressly required by any law of the PRC, any waiver by either Party of any one or more of its rights hereunder shall not operate as its waiver of any other right hereunder or any other waiver of the same right or rights in


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other circumstances and any delay by either Party in its exercise of any one or more of its rights hereunder shall not operate as its waiver of or prejudice its exercise of the same right or rights.

13.4 Without the prior written consent of the other Party, either Party may not assign any of its rights, obligations or property hereunder to any third party other than its Affiliate. Where either Party needs to assign any of its rights, obligations or property hereunder to any of its Affiliates (the "Assignment"), it shall notify the other Party in writing in advance but need not obtain the consent of the other Party. At the same time, the assigning Party shall provide the non-assigning Party with evidence that the intended assign is an Affiliate of the assigning Party. Such Assignment shall take effect as of the receipt by the non-assigning Party of the said written notice and evidence from the assigning Party.

13.5 This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede any and all the understandings, agreements or discussions between the Parties with respect to the subject matter hereof.

13.6 The Appendices hereto, including Appendix 1: Royalties and the Payment and Appendix 2: Statement of the Royalties for Party B's Software, shall form an integral part hereof and have the equal legal force as this Agreement.

13.7 This Agreement shall be executed in six (6) counterparts, with each Party A and Party B to hold three and each counterpart shall have the equal legal force.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above:

PARTY A: CEC TELECOM CO., LTD. (affixed with company seal)

Legal Representative: Wu Zhiyang
Address: Floor 10, China Electronics and Information Building, 6 Zhongguancun
         South Street, Haidian District, Beijing
Authorized Representative: Yang Changzheng
Dated: September 29, 2005

PARTY B: MOBILESOFT TECHNOLOGY (NANJING) CO., LTD. (affixed with company seal)

Legal Representative: Jeanne M. Seeley
Address: Floors 15-18, Minfang Building, 189 Guangzhou Road, Nanjing, 210009 Authorized Representative: Liu Bing
Dated: October 8, 2005

                        APPENDIX 1 ROYALTIES AND PAYMENT

Article 1 Royalties

1.1 In consideration of Party A's use of Party B's Software in the License Products, Party A shall pay Party B the Royalties in accordance with the following provisions and the Royalties payable to Party B shall be calculated on the basis of the formula set forth in the table below:

Party B's Software

Aggregate quantity of the Licensed      Rate of the Royalties (including the VAT
Products (in unit) sold out              at 17%)
----------------------------------      ----------------------------------------
0~200,000                               RMB3.8 per unit
> 200,000                               RMB3.4 per unit

1.2 The Parties acknowledge that the Delivery Quantity and the Royalties payable hereunder shall be reviewed and settled on a quarterly basis, or in other words, every three months. The Royalties shall be calculated on the basis of the aggregate Delivery Quantity and the rate of the Royalties. The Royalties shall accrue from the first day on which the first model of the Licensed Products using Party B's Software is launched and shall be settled by the quarter. Within the first Seven (7) days of each quarter, Party A shall provide Party B in writing with a statement of the accurate Delivery Quantity for the previous quarter (the "Statement") and the corresponding list of IMEI Nos and shall pay Party B all the Royalties payable for the previous quarter in accordance with this Article 1.6. Party B shall review the Royalties payable for the previous quarter based on the Statement provided by Party A and the IMEI Nos of Party A's MPs.

1.3 Party A must ensure that its Statement is true and reliable and that each IMEI No. of each of the Licensed Products provided to Party B shall be the unique number marked on such product for identification.

1.4 Party B shall have the right to understand and obtain from the designers of the Licensed Products or the suppliers of Party A's chips, parts and components, the relevant information regarding Party A's purchase and the Delivery Quantity using Party B's Software, and use the same as reference for reviewing and calculating the Royalties payable.

1.5 In case Party B discovers that the difference between the Delivery Quantity reflected in the Statement provided by Party A and the actual Delivery Quantity known by Party B through the information obtained by Party B from the designers of the Licensed Products or the suppliers of Party A's chips, parts and components exceeds 100 units, or that any of Party A's MP using Party B's Software is used in the market does not fall into the scope of the IMEI Nos provided by Party A, Party B shall notify Party A in writing and Party A shall, upon its receipt of such notice, immediately conduct investigations, review and verifications (the "Verifications") and provide Party B with the result of the Verifications and relevant evidence. The Parties confirm that the above difference shall be handled as follows depending on the result of the Verifications acknowledged by the
Parties:

(a) If such difference is caused by any negligence in Party A's operations, including any error in calculation, and Party A has paid the Royalties for such portion of the Licensed Products not reflected in the Statement or not covered under the IMEI Nos provided by Party A to Party B (the "Omitted MPs"), Party A shall provide relevant evidence therefor, or if the Royalties for the Omitted MPs have not been paid by Party A, then Party A shall, upon Party B's written confirmation of the same, Party A shall pay Party B the Royalties for the Omitted MPs; or

(b) If the Verifications indicate that Party A has not paid the Royalties, then Party A shall, within fourteen (14) days as of its receipt from Party B the written notice for the payment of the Royalties, pay Party B the Royalties for such Omitted Royalties in accordance with Article 1.1 and Article 1.6 of this Appendix.

1.6 The Parties agree and confirm that they will, within the weekdays of the first week of each quarter, calculate and verify the Delivery Quantity and the Royalties payable for the previous quarter (the previous three months) and Party A shall, within five (5) working days as of its receipt of the special VAT invoice from Party B, pay Party B the Royalties by remitting the same through wire transfer to the following account of Party B or any other account designated by Party B in writing:

Name of Account Owner: MobileSoft Technology (Nanjing) Co., Ltd.

Bank of Deposit: Business Outlet of Jiangsu Branch, Bank of China

RMB Bank Account Number: 044130535612809301

Article 2 Right of Auditing

2.1 Party B shall have the right to appoint an independent accounting firm designated by Party B or mutually recognized by Party A and Party B in writing (the "Auditor") to conduct audits (the "Audit") during normal working hours on the relevant records about the use of Party B's Software in the Licensed Products. The purpose and scope of the Audits are mainly to inspect and verify: (1) the quantity of the Licensed Products using Party B's Software; (2) the accuracy of the information furnished by Party A to Party B pursuant to Article 1.2 of this Appendix, and whether Party A has paid the full amount of the Royalties to Party B. The representatives of the Auditor shall comply with the generally accepted accounting principles when conducting the Audits, and take care to protect the confidentiality of Party A's information, and abide by Party A's reasonable security requirements when conducting the Audits at Party A's premises. If the results of the Audits show that Party A has not paid Party B the full amount of the Royalties, Party A shall be deemed to be in default and such default shall be handled pursuant to Article 9 of this Agreement. In addition, Party A shall pay Party B the Royalties pursuant to Article 1.6 of this Appendix within two weeks (14 days) as of its receipt of Party B's notice for the payment of the Royalties.

2.2 The Audits under this Article shall be conducted no more than once every six months, and the expenses for the Audits shall generally be borne by Party B. However, if the Audits indicate that as of the date of the Audits the shortfall in the payment of the

     Royalties exceed 50% (including 50%) of the total amount of the Royalties payable to Party B by Party A, all expenses for the Audits shall be borne by Party A.

2.3 Party A shall not, without due cause, deny, withhold or delay the grant of a written consent to Party B with respect to Party B's designation of the accounting firm. Where Party B delivers a written notice to Party A requesting Party A to recognize the accounting firm designated by it, Party A shall provide its feedback and confirmation within seven (7) days as of its receipt of such notice. Party A's failure to provide any feedback within the above period shall be deemed as acceptance to Party B's request.

          APPENDIX 2 STATEMENT OF THE ROYALTIES FOR PARTY B'S SOFTWARE

   STATEMENT OF THE QUANTITY OF THE PRODUCTS OF __________ (PARTY A) USING THE
        SOFTWARE OF MOBILESOFT TECHNOLOGY (NANJING) CO., LTD. (PARTY B)

Title of Contract: __________________   Title of Contract: _____________________
Party A: ____________________________   Party B: _______________________________
Calculation Frequency of the            Time of Execution of the
Royalties ___________________________   Contract: ______________________________
                                        Party B's Commercial
Period Covered: _____________________   Representative: ________________________

                                Time of                        2005
                  Party B's     Product                --------------------
Brand   Model   Software Used    Launch      Items      Q1    Q2   Q3    Q4   Total
-----   -----   -------------   -------   ----------   ---   ---  ---   ---   -----
                                           IMEI No.
                                            Range
                                           Quantity
                                          Unit Price
                                            Amount

                                           IMEI No.
                                             Range
                                           Quantity
                                          Unit Price
                                            Amount
                                           Quantity
                 Total                      Amount

Note: Please attach hereto a separate list of the IMEI Nos of the relevant products.
Remark: Party A warrants that the data provided above are true, accurate and valid.


Finance Representative of Party A:                   (Signature)   Title:                   Date:               Tel.:
                                   ------------------                     ---------------         -----------         --------------


Commercial Representative of Party A:                (Signature)   Title:                   Date:               Tel.:
                                      ---------------                     ---------------         -----------         --------------
                                                                   Company Seal:                                Date:
                                                                                 --------                             --------------